Exhibit 99.1

IGM Biosciences Announces Second Quarter 2020 Financial Results and Provides Corporate Update

- IND for IGM-8444 for treatment of patients with solid cancers cleared by FDA -

- Kathy Miller, Ph.D., appointed Vice President, Antibody Discovery -

- Phase I clinical trial of IGM-2323 continues -

MOUNTAIN VIEW, Calif., August 6, 2020 – IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies, today announced its financial results for the second quarter ended June 30, 2020 and provided an update on recent developments.

“We continue to make steady progress advancing our pipeline of engineered IgM antibodies,” said Fred Schwarzer, Chief Executive Officer of IGM Biosciences. “Today, we are pleased to announce that the FDA has cleared our Investigational New Drug (IND) application for IGM-8444, our anti-Death Receptor 5 IgM antibody, which we believe may prove to be helpful in treating a broad range of solid and hematologic malignancies. Later this year, we look forward to beginning our Phase 1 trial of IGM-8444 in solid cancers and to sharing our initial clinical data from our Phase 1 trial of IGM-2323 in relapsed/refractory NHL.”

IGM-8444

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Investigational New Drug (IND) application for IGM-8444 cleared by the U.S. Food and Drug Administration (FDA). IGM today announced that the FDA has cleared the Company to proceed to conduct clinical trials pursuant to its IND for IGM-8444, an IgM antibody targeting the Death Receptor 5 (DR5) protein, which may prove to be useful for the treatment of patients with solid and hematologic malignancies. The proposed multicenter, open-label Phase 1 clinical trial will evaluate IGM-8444 intravenously administered as a monotherapy and in combination with chemotherapy in patients with relapsed and/or refractory solid cancers. The key objectives of this Phase 1 clinical trial are to provide an initial assessment of pharmacokinetics, safety, biomarkers and preliminary efficacy of IGM-8444 both as a single agent and in combination with standard of care chemotherapy.

Corporate Updates

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Kathy Miller, Ph.D., appointed as Vice President, Antibody Discovery. IGM today announced the appointment of Kathy Miller, Ph.D., as Vice President, Antibody Discovery. Prior to joining IGM, Dr. Miller served as Vice President, Biotherapeutics at Five Prime Therapeutics from 2015-2020. She has also served in various scientific and leadership roles at Novartis Institutes for Biomedical Research, and at Merck Research Laboratories at the former DNAX/Schering Plough site. Dr. Miller received a B.S. and a Ph.D. in Molecular Genetics from The Ohio State University and conducted post-doctoral research at Genentech.

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Phase I Clinical Trial of IGM-2323. IGM is continuing the dose escalation portion of its Phase I clinical trial evaluating IGM-2323 in patients with relapsed/refractory NHL, the first-in-human application of IGM’s engineered IgM antibody technology. IGM continues to expect to present initial data from this clinical trial in the fourth quarter of 2020.

Second Quarter 2020 Financial Results

•	Cash and Investments: Cash and investments as of June 30, 2020 were $203.1 million, compared to $236.6 million as of December 31, 2019.

•	Research and Development (R&D) Expenses: For the second quarter of 2020, R&D expenses were $15.0 million, compared to $8.3 million for the same period in 2019.

•	General and Administrative (G&A) Expenses: For the second quarter of 2020, G&A expenses were $4.4 million, compared to $2.2 million for the same period in 2019.

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Net Loss: For the second quarter of 2020, net loss was $18.8 million, or a loss of $0.62 per share, compared with a net loss of $10.7 million, or a loss of $19.08 per share, for the same period in 2019.

•	Shares Outstanding: Weighted-average shares outstanding for the second quarter of 2020 were 30.6 million, compared to 0.6 million for the same period in 2019.

2020 Financial Guidance

IGM reiterates its previously issued financial guidance which consisted of non-GAAP operating expenses for 2020 of approximately $75–$85 million, excluding estimated non-cash stock-based compensation expense of approximately $8 million. Including non-cash stock-based compensation expense, IGM estimates GAAP operating expenses for 2020 of $83–$93 million. IGM also expects to end 2020 with a balance of over $140 million in cash and investments.

About IGM Biosciences, Inc.

Headquartered in Mountain View, California, IGM Biosciences is a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies. Since 2010, IGM Biosciences has worked to overcome the manufacturing and protein engineering hurdles that have limited the therapeutic use of IgM antibodies. Through its efforts, IGM Biosciences has created a proprietary IgM technology platform for the development of IgM antibodies for those clinical indications where their inherent properties may provide advantages as compared to IgG antibodies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to IGM’s plans, expectations and forecasts and to future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding, the Company’s IgM technology platform, statements regarding the Company’s Phase 1 clinical trial of IGM-8444, including the commencement of that clinical trial, and the Company’s Phase I trial of IGM-2323, including the timing of reporting initial data from that clinical trial, the Company’s future financial and operating performance, including its guidance for the full year 2020 and year end 2020 cash and investments balance, and statements by IGM’s Chief Executive Officer. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially, including but not limited to: potential delays and disruption resulting from the COVID-19 pandemic and governmental responses to the pandemic, including any future impacts to IGM’s operations, the manufacturing of its product candidates, the progression of its current clinical trials, enrollment in its current and future clinical trials and on the collaboration and related efforts; IGM’s early stages of clinical drug development; risks related to the use of engineered IgM antibodies, which is a novel and unproven therapeutic approach; IGM’s ability to advance product candidates into, and successfully complete, clinical trials on the timelines it projects; IGM’s ability to adequately demonstrate sufficient safety and efficacy of its product candidates; IGM’s ability to enroll patients in its ongoing and future clinical trials; IGM’s ability to successfully manufacture and supply its product candidates for clinical trials; IGM’s ability to accurately forecast future financial results in the current environment; IGM’s ability to obtain additional capital to finance its operations, if needed; uncertainties related to the projections of the size of patient populations suffering from the diseases IGM is targeting; IGM’s ability to obtain, maintain and protect its intellectual property rights; developments relating to IGM’s competitors and its industry, including competing product candidates and therapies; general economic and market conditions; and other risks and uncertainties, including those more fully described in IGM’s filings with the Securities and Exchange Commission (“SEC”), including IGM’s Annual Report on Form 10-K filed with the SEC on March 26, 2020, IGM’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020 and in IGM’s future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and IGM specifically disclaims any obligation to update any forward-looking statement, except as required by law.

IGM Biosciences, Inc.

Selected Statement of Operations Data

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development (1)	$15,019	$8,303	$29,602	$14,215
General and administrative (1)	4,388	2,228	8,378	3,673

Total operating expenses	19,407	10,531	37,980	17,888

Loss from operations	(19,407)	(10,531)	(37,980)	(17,888)
Other income (expense), net	568	(145)	1,517	(258)

Net loss	$(18,839)	$(10,676)	$(36,463)	$(18,146)

Net loss per share, basic and diluted	$(0.62)	$(19.08)	$(1.19)	$(36.17)

Weighted-average common shares outstanding, basic and diluted	30,551,736	559,671	30,521,600	501,716

(1) Amounts include stock-based compensation expense as follows:

Research and development	$1,047	$109	$1,713	$214
General and administrative	908	32	1,565	66

Total stock-based compensation expense	$1,955	$141	$3,278	$280

IGM Biosciences, Inc.

Selected Balance Sheet Data

(unaudited)

(in thousands)

	June 30, 2020	December 31, 2019
Cash and investments	$203,124	$236,607
Total assets	229,057	261,350
Accrued liabilities	4,333	3,305
Total liabilities	22,104	21,119
Accumulated deficit	(143,668)	(107,205)
Total stockholders’ equity	206,953	240,231

Contact:

Argot Partners

David Pitts

212-600-1902

igmbio@argotpartners.com